Paulson Capital Corp. Reports Second Quarter 2007 Results

For First Six Months of 2007, Company Achieves 188% Increase in Revenues and Posts $0.61 in Net Income per Share; Management to Host Teleconference Tomorrow Afternoon Beginning at 1:00 PM ET

PORTLAND, OR -- 08/14/2007 -- Paulson Capital Corp. (NASDAQ: PLCC), parent company to Paulson Investment Company, Inc., today announced its financial results for the three and six months ended June 30, 2007.

Financial Highlights for Three Months Ended June 30, 2007 Compared to Three Months Ended June 30, 2006:

--  Total revenues increased 12.6% to $8.0 million from $7.1 million.
--  Commissions earned from securities brokerage activities totaled $4.6 million, up from $4.1 million.
--  Corporate finance revenues rose 8.5% to $3.5 million from $3.2 million.
--  Investment losses were $629,000 compared to investment income of
    $76,000.
--  Trading income increased to $371,000 from trading losses of $255,000.
--  Income before taxes grew 56.2% to $1.7 million from $1.1 million.
--  Net income totaled $1.0 million, or $0.16 earnings per basic and diluted share, compared to net income of $721,000, or $0.12 earnings per basic and diluted share.

Financial Highlights for Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006:

--  Total revenues increased 188% to $17.7 million from $6.1 million.
--  Commissions earned from securities brokerage activities rose 6.6% to
    $8.7 million from $8.2 million.
--  Corporate finance revenues totaled $4.4 million, up 37.5% from $3.2 million.
--  Investment income rose to $2.6 million from investment losses of $5.1 million.
--  Trading income increased to $1.7 million from a trading loss of
    $219,000.
--  Income before taxes was $6.2 million compared to a loss before taxes of $4.6 million.
--  Net income totaled $3.8 million, or $0.61 earnings per basic and diluted share, compared to a net loss of $2.8 million, or $0.45 loss per basic and diluted share.

As of June 30, 2007, the Company had $16.1 million in cash and receivables and approximately $38 million in total shareholders' equity. The value of the Company's trading securities, investment securities and underwriter warrants was $34.2 million. During the first six months of 2007, the Company repurchased a total of 111,565 shares of its common stock under the stock repurchase program approved by the Board in September 2001.

Commenting on the results, Chester L.F. Paulson, founder and Chairman of Paulson, noted, "Improved stock prices in the first half of 2007 helped earnings in our four main areas: Trading, Retail, Investment Income account and Corporate Finance. Investment Banking activities for the first six months of 2007 included securing bridges for several companies and completing the initial public offering for Vaughan Foods. Currently, we have a number of projects in the pipeline, and, given a favorable market environment, are anticipating busy third and fourth quarters."

Paulson will host a teleconference tomorrow afternoon, August 15, 2007, beginning at 1:00 PM Eastern Time and invites all interested parties to join management in a discussion regarding the Company's financials, corporate progress and other developments. The conference call can be accessed by dialing toll-free 1-800-867-1054. For those unable to participate at that time, a replay of the teleconference can be accessed domestically by dialing 1-800-405-2236 and enter the passcode 11094952#. The replay will be available for 30 days.

    Paulson Capital Corp. and Subsidiary Consolidated Balance Sheets

                                                    June 30,   December 31,
                                                      2007         2006
                                                  ------------ ------------
                                                  (Unaudited)
Assets
    Cash and cash equivalents                     $    120,730 $    219,341
    Receivable from clearing organization           14,311,661    7,748,968
    Notes and other receivables                      1,622,367    1,651,002
    Income taxes receivable                                  -      304,695
    Trading securities, at market value              8,769,088    2,363,824
    Investment securities, at market or estimated
     fair value                                     12,774,205   19,542,643
    Underwriter warrants, at estimated fair value   12,645,000    5,650,000
    Prepaid and deferred expenses                      269,865      711,827
    Furniture and equipment, at cost, net of
     accumulated depreciation and amortization
     of $804,086 and $747,759                          248,813      271,766
                                                  ------------ ------------
        Total Assets                              $ 50,761,729 $ 38,464,066
                                                  ============ ============

Liabilities and Shareholders' Equity
    Accounts payable and accrued liabilities      $    653,105 $    570,823
    Payable to clearing organization                 4,096,771            -
    Compensation, employee benefits and payroll
     taxes                                           1,173,064      954,981
    Securities sold, not yet purchased, at market
     value                                           2,686,879       17,244
    Income taxes payable - current                     279,298            -
    Income taxes payable - long-term                   190,000            -
    Deferred revenue                                   425,000      475,000
    Deferred income taxes                            3,307,773    1,670,000
                                                  ------------ ------------
        Total Liabilities                           12,811,890    3,688,048

Commitments and Contingencies                                -            -

Shareholders' Equity
    Preferred stock, no par value; 500,000
      shares authorized; none issued                         -            -
    Common stock, no par value; 20,000,000
      shares authorized; shares issued and
      outstanding: 6,089,446 and 6,179,011           1,972,747    1,920,293
    Retained earnings                               35,977,092   32,855,725
                                                  ------------ ------------
       Total Shareholders' Equity                   37,949,839   34,776,018

                                                  ------------ ------------
       Total Liabilities and Shareholders' Equity $ 50,761,729 $ 38,464,066
                                                  ------------ ------------

                   Paulson Capital Corp. and Subsidiary
                   CONSOLIDATED STATEMENT OF OPERATIONS
                                (Unaudited)

                          For the Three Months       For the Six Months
                             Ended June 30,            Ended June 30,
                        ------------------------  ------------------------
                            2007         2006        2007         2006
                        -----------  -----------  ----------- ------------

Revenues
    Commissions         $ 4,603,971  $ 4,076,360  $ 8,720,539 $  8,179,394
    Corporate finance     3,450,296    3,178,920    4,445,807    3,232,188
    Investment income
     (loss)                (628,508)      75,735    2,555,836   (5,089,031)
    Trading income
     (loss)                 370,687     (254,547)   1,710,763     (218,710)
    Interest and
     dividends               36,826       12,996       70,999       26,164
    Other                   146,700          440      172,075        1,614
                        -----------  -----------  ----------- ------------
                          7,979,972    7,089,904   17,676,019    6,131,619

Expenses
    Commissions and
     salaries             4,818,382    4,727,534    8,783,091    8,444,543
    Underwriting
     expenses               149,509      132,446      309,464      167,446
    Rent, telephone and
     quotation services     303,945      289,758      617,180      586,266
    Professional fees       141,228      226,090      345,173      450,377
    Bad debt expense        107,160          101      154,849        1,618
    Travel and
     entertainment           41,804      211,307       77,184      253,339
    Advertising and
     promotion expense       36,720       49,669       84,726       85,703
    Settlement expense      230,000        4,750      309,717        4,750
    Depreciation and
     amortization            27,363       22,604       56,327       44,477
    Other                   461,811      361,963      775,859      699,415
                        -----------  -----------  ----------- ------------
                          6,317,922    6,026,222   11,513,570   10,737,934
                        -----------  -----------  ----------- ------------

Income (loss) before
 income taxes             1,662,050    1,063,682    6,162,449   (4,606,315)

Income tax expense
 (benefit):
    Current                 259,647       14,749      746,602    2,114,639
    Deferred                401,526      327,524    1,637,773   (3,915,625)
                        -----------  -----------  ----------- ------------
                            661,173      342,273    2,384,375   (1,800,986)
                        -----------  -----------  ----------- ------------

Net income (loss)       $ 1,000,877  $   721,409  $ 3,778,074 $ (2,805,329)
                        ===========  ===========  =========== ============

Basic net income
 (loss) per share       $      0.16  $      0.12  $      0.61 $      (0.45)
                        ===========  ===========  =========== ============

Diluted net income
 (loss) per share       $      0.16  $      0.12  $      0.61 $      (0.45)
                        ===========  ===========  =========== ============

Shares used in per
 share calculations:
  Basic                   6,144,599    6,183,719    6,151,100    6,186,441
                        ===========  ===========  =========== ============
  Diluted                 6,154,496    6,231,599    6,161,051    6,186,441
                        -----------  -----------  ----------- ------------

About Paulson Capital Corporation

Paulson Capital Corporation is the parent company to Paulson Investment Company, Inc. Located in Portland, Oregon, Paulson Investment Company is the Northwest's largest independent brokerage firm and a national leader in public offerings of small and emerging growth companies with capital needs of $5 million to $45 million. Founded by Chet Paulson in 1970, it has managed or underwritten more than 150 public offerings and has generated more than $1 billion for client companies.

This release may contain "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results of achievements may be materially different from those expressed or implied. The Company's plan and objectives are based on judgments with respect to future conditions in the securities markets as well as general assumptions regarding the economy and competitive environment in the securities industry, which can be volatile and out of our control. In particular, we make assumptions about our ability to complete corporate finance transactions and increase the volume and size of our securities trading operations, which are difficult or impossible to predict accurately and often beyond the control of the Company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

FOR MORE INFORMATION, PLEASE CONTACT:
Dodi Handy
President and CEO
or
Daniel Conway
Chief Strategist
Elite Financial Communications Group
407-585-1080
plcc@efcg.net